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                                                                       Exhibit 5


               [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                  March 6, 1997


Aviation Distributors, Inc.
1 Wrigley Drive
Irvine, California  92618

Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") that you intend to file with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 264,500 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Aviation Distributors, Inc. (the "Company") to be issued by the Company under the Aviation Distributors, Inc. 1996 Stock Option and Incentive Plan (the "Plan").

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Plan, (ii) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect, and the By-laws of the Company, as presently in effect (iii) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Plan, the Shares and the Registration Statement, (iv) the form of specimen certificate representing the Common Stock and (v) such other documents, certificates and records as we have considered necessary or appropriate for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

    We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

    Based upon and subject to the foregoing, we are of the opinion that, when
(i) the options are validly issued pursuant to the Plan and (ii) the certificates representing the Shares in the form of the specimen thereof examined by us have been manually signed by an authorized officer of the transfer agent and register for the Common Stock and registered by such transfer agent and registrar, the Shares, when issued upon exercise of options in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.


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Aviation Distributors, Inc.
March 6, 1997
Page 2


    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                Very truly yours,


                                SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP